UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Haleon US Capital LLC	Haleon plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	ENGLAND AND WALES
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

87-1460855	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

184 Liberty Corner Road, Suite 200 Warren, NJ 07059	Building 5, First Floor, The Heights, Weybridge, Surrey, KT13 0NY, United Kingdom
Tel. No.: +1 908-293-4000	Tel. No.: +44 1932 959500
(Address and telephone number of Registrant’s executive offices)	(Address and telephone number of Registrant’s executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
4.625% Senior Fixed Rate Notes due 2029	New York Stock Exchange
4.875% Senior Fixed Rate Notes due 2031	New York Stock Exchange
5.375% Senior Fixed Rate Notes due 2036	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-297789 and 333-297789-02

Securities to be registered pursuant to Section 12(g) of the Act:

N/A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated August 12, 2026 relating to Haleon US Capital LLC’s 4.625% Senior Fixed Rate Notes due 2029, 4.875% Senior Fixed Rate Notes due 2031 and 5.375% Senior Fixed Rate Notes due 2036, each fully and unconditionally guaranteed by Haleon plc, (the “Prospectus Supplement”), to a base prospectus dated July 29, 2026 (the “Prospectus”) contained in the automatically effective shelf registration statement of the Registrants on Form F-3ASR (File Nos. 333-297789 and 333-297789-02) filed with the Commission on July 29, 2026 as amended by post-effective Amendment No. 1 on August 11, 2026. The Registrants incorporate by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The material set forth in (i) the sections captioned “Description of Debt Securities and Guarantees”, “U.S. Taxation of Debt Securities” and “U.K. Taxation of Debt Securities” in the Prospectus, and (ii) the sections captioned “Description of Notes”, “United States Taxation” and “United Kingdom Taxation” in the Prospectus Supplement are each incorporated herein by reference.

Item 2.	Exhibits.

Number	Description

4.1.	Indenture, dated August 21, 2026, among Haleon plc, Haleon US Capital LLC, Haleon UK Capital plc, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form 6-K filed by Haleon plc on August 21, 2026).

4.2	Officer’s Certificate of Haleon US Capital LLC pursuant to Sections 102 and 301 of the Indenture, dated August 21, 2026, setting forth the terms of the (i) 4.625% Senior Fixed Rate Notes due 2029, (ii) 4.875% Senior Fixed Rate Notes due 2031 and (iii) 5.375% Senior Fixed Rate Notes due 2036 (incorporated by reference to Exhibit 4.2 to Form 6-K filed by Haleon plc on August 21, 2026).

4.3	Form of 4.625% Senior Fixed Rate Notes due 2029 and Guarantee (incorporated by reference to Exhibit 4.3 to Form 6-K filed by Haleon plc on August 21, 2026).

4.4	Form of 4.875% Senior Fixed Rate Notes due 2031 and Guarantee (incorporated by reference to Exhibit 4.4 to Form 6-K filed by Haleon plc on August 21, 2026).

4.5	Form of 5.375% Senior Fixed Rate Notes due 2036 and Guarantee (incorporated by reference to Exhibit 4.5 to Form 6-K filed by Haleon plc on August 21, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 21, 2026

HALEON US CAPITAL LLC

By:	/s/ Arlene E. Cannon
	Name:	Arlene E. Cannon
	Title:	Assistant Secretary

HALEON PLC

By:	/s/ Amanda Mellor
	Name:	Amanda Mellor
	Title:	Company Secretary